Exhibit 10.3

Execution Version

THIRD AMENDED AND RESTATED EXCHANGE AGREEMENT

THIRD AMENDED AND RESTATED EXCHANGE AGREEMENT (this “Agreement”), dated as of January 1, 2020, among KKR Group Partnership L.P., KKR Holdings L.P., KKR & Co. Inc. and KKR Group Holdings Corp.

WHEREAS, the original Exchange Agreement among KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR Holdings L.P. and KKR & Co. L.P. was executed as of July 14, 2010 in order to provide the parties with certain rights and obligations with respect to the exchange of certain Group Partnership Units (as defined therein) for certain partnership interests in KKR & Co. L.P. by certain persons;

WHEREAS, KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR Holdings L.P., KKR & Co. L.P., KKR Group Holdings L.P., KKR Subsidiary Partnership L.P., and KKR Group Limited executed and delivered an Amended and Restated Exchange Agreement, dated as of November 2, 2010, as amended by the Amendment and Joinder Agreement, dated as of August 5, 2014, to which KKR International Holdings L.P. became a party thereto as a Group Partnership (as defined therein) (the “Amended and Restated Exchange Agreement”);

WHEREAS, in connection with an internal reorganization involving, among other things, the conversion of KKR & Co. L.P. into KKR & Co. Inc. and the dissolution of KKR Group Holdings L.P. and KKR Group Limited, and the succession thereto by KKR Group Holdings Corp., the parties to the Amended and Restated Exchange Agreement and KKR Group Holdings Corp. entered into a Second Amended and Restated Exchange Agreement, dated as of May 3, 2018 and effective as of July 1, 2018 (the “Second Amended and Restated Exchange Agreement”); and

WHEREAS, in connection with an internal reorganization being effectuated as of the date hereof involving, among other things, the merger of each of KKR Management Holdings L.P. and KKR International Holdings L.P. into KKR Fund Holdings L.P. and the renaming of KKR Fund Holdings L.P. as KKR Group Partnership L.P., KKR Group Partnership L.P., KKR Holdings L.P., KKR & Co. Inc. and KKR Group Holdings Corp. desire to enter into this Agreement to amend and restate the Second Amended and Restated Exchange Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1         Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Class A Common Stock” means the Class A Common Stock, $0.01 par value per share, of the Issuer having the terms set forth in the Issuer Certificate of Incorporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conflicts Committee” means a committee of the Board of Directors of the Issuer comprised of directors having no financial interest (within the meaning of Section 144 of the Delaware General Corporation Law) in any material respect in the transactions contemplated by this Agreement.

“Delaware Arbitration Act” has the meaning set forth in Section 3.8(c).

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Rate” means the number of shares of Class A Common Stock for which a Group Partnership Unit is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be 1 for 1, which Exchange Rate shall be subject to modification as provided in Section 2.4.

“Fair Market Value” means, as of a given time, (i) if shares of Class A Common Stock are traded on a securities exchange, then the volume-weighted average price of a share of Class A Common Stock based on the trades during the most recent completed trading day as reported by the principal securities exchange on which shares of Class A Common Stock are traded and (ii) if shares of Class A Common Stock are not traded on a securities exchange, the fair market value of such asset as reasonably determined by the Conflicts Committee.

 “Group Partnership” means, initially, KKR Group Partnership L.P., a Cayman limited partnership, and any successor thereto, and shall also include any future partnership designated as a Group Partnership pursuant to Section 3.1.

“Group Partnership Agreement” means, with respect to KKR Group Partnership L.P., the Third Amended and Restated Limited Partnership Agreement of Group Partnership, as may be amended, supplemented or restated from time to time and, with respect to any future Group Partnership, the limited partnership agreement of such future Group Partnership.

“Group Partnership General Partner” means, with respect to KKR Group Partnership L.P., KKR Group Holdings Corp., a Delaware corporation, and any successor thereto and, with respect to any future Group Partnership,  the general partner of such future Group Partnership).

“Group Partnership Units” means, with respect to KKR Group Partnership L.P., the Class A partnership units of KKR Group Partnership L.P. and, with  respect to any future Group Partnership, the Class A partnership units of such future Group Partnership.

“Insider Trading Policy” means the insider trading policy of the Issuer applicable to the employees of the Issuer or the Issuer’s Subsidiaries, as such insider trading policy may be amended, supplemented or restated from time to time.

“Issuer” means KKR & Co. Inc., a Delaware corporation, and any successor thereto.

“Issuer Certificate of Incorporation” means the Certificate of Incorporation of the Issuer, dated May 3, 2018 and effective as of July 1, 2018, as it may be amended, supplemented or restated from time to time.

“KKR Holdings” means KKR Holdings L.P., a limited partnership formed under the laws of the Cayman Islands, and any successor thereto, and its Subsidiaries.

“KKR Holdings Affiliated Person” means each Person that is as of the date of this Agreement or becomes from time to time (i) a general partner or a limited partner of KKR Holdings pursuant to the terms of the KKR Holdings Partnership Agreement or (ii) a general partner, limited partner or holder of any other type of equity interest of any Person included in clause (i) above.

“KKR Holdings Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of KKR Holdings, as amended, supplemented or restated from time to time.

“Notice Date” means, with respect to each Quarter, the date set by the Issuer by which KKR Holdings or a KKR Holdings Affiliated Person is required to provide notice of an Exchange for that Quarter.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Public Offering” means a public offering of shares of Class A Common Stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Issuer.

“Quarterly Exchange Date” means, unless the Issuer cancels such Quarterly Exchange Date pursuant to either Section 2.2(c) or 2.9 hereof, the date set by the Issuer that is (i) at least 60 days after the Notice Date in respect of that Quarter and (ii) (unless otherwise required by Section 409A of the Code) no earlier than the first day following the end of the Quarter that is immediately prior to the day that employees of the Issuer or the Issuer’s Subsidiaries would be permitted to trade under the Issuer’s Insider Trading Policy.

“Sale Transaction” has the meaning set forth in Section 2.8 of this Agreement.

“Subsidiaries” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests.

 “Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer pursuant to the Issuer Certificate of Incorporation to act as registrar and transfer agent for the Class A Common Stock.

ARTICLE II.
EXCHANGE OF GROUP PARTNERSHIP UNIT

Section 2.1         Exchange of Group Partnership Unit.

(a)           Subject to the provisions of the Group Partnership Agreement and the Issuer Certificate of Incorporation and to the provisions of Section 2.2 hereof, KKR Holdings or a KKR Holdings Affiliated Person shall be entitled on any Quarterly Exchange Date to surrender Group Partnership Units to the Group Partnership in exchange for either (at the option of the Group Partnership) (x) the delivery (which, to the extent there is more than one Group Partnership, shall be on a pro rata basis (determined by reference to the relative fair market values of the respective Group Partnership Units)) by the Group Partnership of a number of shares of Class A Common Stock (acquired from the Issuer) equal to the number of Group Partnership Units surrendered multiplied by the Exchange Rate or (y) cash in an amount equal to the Fair Market Value on the date of such exchange of the shares of Class A Common Stock that KKR Holdings or a KKR Holdings Affiliated Person would receive pursuant to clause (x) (any such exchange, an “Exchange”). Simultaneous with any such Exchange pursuant to clause (x) above, Group Partnership Units shall be issued to Group Partnership General Partner in an amount equal to the number of Group Partnership Units surrendered to the Group Partnership. Any election by the Group Partnership to deliver cash to KKR Holdings or a KKR Holdings Affiliated Person, as the case may be, pursuant to clause (y) above, shall be subject to the prior approval of the Conflicts Committee.

(b)          Where KKR Holdings or a KKR Holdings Affiliated Person has exercised its right to surrender its Group Partnership Units to the Group Partnership in an Exchange, Group Partnership General Partner shall have a superseding right to acquire such interests for an amount of cash or shares of Class A Common Stock equal to the amount of cash or shares of Class A Common Stock (provided by the Issuer) that would be received pursuant to the Exchange.

(c)          On the date the Exchange of the Group Partnership Units is effective, all rights of KKR Holdings or a KKR Holdings Affiliated Person as holder of such Group Partnership Units shall cease, and KKR Holdings or such KKR Holdings Affiliated Person shall be treated for all purposes as having become the Record Holder (as defined in the Issuer Certificate of Incorporation) of the shares of Class A Common Stock that are the subject of the Exchange.

(d)          Immediately prior to the time Group Partnership Units are surrendered for Exchange by a KKR Holdings Affiliated Person, KKR Holdings shall assign its rights together with its obligations hereunder in connection with an Exchange to such KKR Holdings Affiliated Person beneficially owning such Group Partnership Units.

(e)          For the avoidance of doubt, any Exchange of Group Partnership Units shall be subject to the provisions of the Group Partnership Agreement.

Section 2.2         Exchange Procedures.

(a)          KKR Holdings or a KKR Holdings Affiliated Person may exercise the right to Exchange Group Partnership Units set forth in Section 2.1(a) above by providing written notice of the Exchange no later than the applicable Notice Date to the Group Partnership General Partner and the Issuer substantially in the form of Exhibit A hereto. Such notice shall be duly executed by such holder or such holder’s duly authorized attorney in respect of the Group Partnership Units to be exchanged and delivered during normal business hours at the principal executive offices of the Group Partnership General Partner and/or the registered office of the Issuer, as applicable.

(b)          A KKR Holdings Affiliated Person may irrevocably revoke any such notice in writing on or before the applicable Quarterly Exchange Date but in no event earlier than the fourth trading day prior to such Quarterly Exchange Date, provided that the average of the mean between high and low trading prices on the New York Stock Exchange for the two trading days immediately preceding the fourth trading day prior to the Quarterly Exchange Date is at least 15% below the average of the mean between the high and low trading prices on the New York Stock Exchange for the two trading days immediately preceding the Notice Date in respect of such Quarterly Exchange Date, provided further that (i) no KKR Holdings Affiliated Person may make more than one such revocation with respect to any Quarterly Exchange Date that is within a  twelve (12) month period of the Quarterly Exchange Date with respect to which such revocation was made and (ii) no KKR Holdings Affiliated Person that makes any such revocation in respect of a Quarterly Exchange Date may exercise the right to Exchange Group Partnership Units set forth in Section 2.1(a) in respect of the following Quarterly Exchange Date.

(c)          In respect of each Quarterly Exchange Date:

(i)         No later than two (2) weeks following the Notice Date, KKR Holdings may determine a maximum number of Group Partnership Units that may be exchanged for shares of Class A Common Stock on the Quarterly Exchange Date. If the number of Group Partnership Units that KKR Holdings and any KKR Holdings Affiliated Persons have elected to Exchange on such Quarterly Exchange Date pursuant to Section 2.1(a) above exceeds such maximum number, then the number of Group Partnership Units that KKR Holdings and each such KKR Holdings Affiliated Person will be permitted to Exchange on such Quarterly Exchange Date will be reduced by proration or similar equitable criteria determined by KKR Holdings in its discretion so that the number of Group Partnership Units that KKR Holdings and all such KKR Holdings Affiliated Persons will be permitted to Exchange on such Quarterly Exchange Date is equal to such maximum number.

(ii)        If at any time after the Notice Date and prior to a Quarterly Exchange Date, the Issuer commences a Public Offering or determines that it is reasonably likely to commence a Public Offering within ninety (90) days following such Quarterly Exchange Date, the Issuer and the Group Partnership may cancel, at their option, all Exchanges in respect of such Quarterly Exchange Date.

(iii)       If a registration statement in respect of shares of Class A Common Stock to be issued in any Exchanges in respect of a Quarterly Exchange Date is not effective on the day prior to such Quarterly Exchange Date, the Issuer and the Group Partnership may cancel, at their option, all Exchanges that are contemplated to be made pursuant to such registration statement in respect of such Quarterly Exchange Date.

(iv)       If the Issuer undertakes to effect an underwritten offering of any shares of Class A Common Stock to be issued in any Exchanges in respect of a Quarterly Exchange Date and the Issuer reasonably determines prior to such Quarterly Exchange Date that such underwritten offering will not occur, the Issuer and the Group Partnership may cancel, at their option, all Exchanges in respect of such Quarterly Exchange Date.

(d)          Each KKR Holdings Affiliated Person beneficially owning the Group Partnership Units that are subject to Exchange pursuant to Section 2.1(a) above shall execute a written assignment and acceptance agreement with respect to such Group Partnership Units prior to such Exchange, which assignment and acceptance agreement shall be delivered during normal business hours at the registered office of KKR Holdings.

(e)          As promptly as practicable following the surrender for Exchange of Group Partnership Units in the manner provided in this Article II, the Group Partnership shall deliver or cause to be delivered at the principal executive offices of the Group Partnership or at the office of the Transfer Agent the number of shares of Class A Common Stock issuable upon such Exchange, issued in the name of the KKR Holdings Affiliated Person or KKR Holdings or its designee, as applicable.

Section 2.3         Blackout Periods and Ownership Restrictions. Notwithstanding anything to the contrary, KKR Holdings or a KKR Holdings Affiliated Person shall not be entitled to Exchange Group Partnership Units, and the Issuer and the Group Partnership shall have the right to refuse to honor any request for Exchange of Group Partnership Units, (i) at any time or during any period if the Issuer or the Group Partnership shall determine, based on the advice of counsel (which may be inside counsel), that there may be material non-public information that may affect the trading price per share of Class A Common Stock at such time or during such period, (ii) if such Exchange would be prohibited under applicable law or regulation, (iii) to the extent such KKR Holdings Affiliated Person would be prohibited from holding shares of Class A Common Stock under the Issuer Certificate of Incorporation, or (iv) to the extent such Exchange would not be permitted under the policies and procedures established by the general partner of KKR Holdings.

Section 2.4         Splits, Distributions and Reclassifications. The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Group Partnership Units that is not accompanied by an identical subdivision or combination of the shares of Class A Common Stock; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the shares of Class A Common Stock that is not accompanied by an identical subdivision or combination of the Group Partnership Units. In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then KKR Holdings or a KKR Holdings Affiliated Person, as the case may be, shall be entitled to receive upon Exchange the amount of such security that KKR Holdings or such KKR Holdings Affiliated Person would have received if such Exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the Exchange of any Group Partnership Unit.

Section 2.5         Shares of Class A Common Stock to be Issued. The Issuer covenants that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any foreign, U.S. federal or state law before such shares of Class A Common Stock may be issued upon Exchange pursuant to this Article II, the Issuer shall use commercially reasonable efforts to cause such shares of Class A Common Stock to be duly registered or approved, as the case may be. The Issuer shall use commercially reasonable efforts to list the shares of Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding shares of Class A Common Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Issuer or the Group Partnership from satisfying their obligations in respect of the Exchange of the Group Partnership Units by delivery of shares of Class A Common Stock which are held in the treasury of the Issuer or the Group Partnership or any of their subsidiaries.

Section 2.6         Taxes. The delivery of shares of Class A Common Stock upon Exchange of Group Partnership Units shall be made without charge to KKR Holdings or a KKR Holdings Affiliated Person for any stamp or other similar tax in respect of such issuance.

Section 2.7         Restrictions. The provisions of Section 7.05 of the Group Partnership Agreement shall apply, mutatis mutandis, to any shares of Class A Common Stock issued upon Exchange of Group Partnership Units.

Section 2.8         Subsequent Offerings. The Issuer may from time to time provide the opportunity for KKR Holdings or a KKR Holdings Affiliated Person to sell its Group Partnership Units to the Issuer, the Group Partnership or any of their subsidiaries on terms no more beneficial than an Exchange (a “Sale Transaction”); provided that no Sale Transaction shall occur unless the Issuer cancels the nearest Quarterly Exchange Date scheduled to occur in the same fiscal year of the Issuer as such Sale Transaction. In connection with a Sale Transaction, KKR Holdings or such KKR Holdings Affiliated Person must provide notice to Issuer at least thirty (30) days prior to the cash settlement of such Sale Transaction in respect of the Group Partnership Units to be sold or within such shorter period of time as may be agreed by the parties hereto. Such notice shall be delivered during normal business hours at the principal executive offices of the Issuer. For the avoidance of doubt, the total aggregate number of Quarterly Exchange Dates and Sale Transactions occurring during any fiscal year of the Issuer shall not exceed four (4).

ARTICLE III.
 GENERAL PROVISIONS

Section 3.1         Amendment. The provisions of this Agreement may be amended by the affirmative vote or written consent of each of the Issuer, the Group Partnership and KKR Holdings. No amendment to this Agreement shall be required (i) to the extent any entity becomes a successor of any of the foregoing parties or (ii) to reflect the addition of a future Group Partnership, which addition may be effectuated through the execution by such entity of an addendum to this Agreement pursuant to which such entity agrees to be bound hereby as a Group Partnership.

Section 3.2         Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)	If to Group Partnership General Partner to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

(b)	If to Group Partnership to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

(c)	If to KKR Holdings, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

(d)	If to the Issuer, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

Section 3.3         Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4         Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns. KKR Holdings may enforce the terms of this agreement in the name of or on behalf of any KKR Holdings Affiliated Person. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 3.5         Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.6         Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.7         Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8         Submission to Jurisdiction; Waiver of Jury Trial.

(a)          Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)          Notwithstanding the provisions of Section 3.8(a), in the case of matters relating to an Exchange, KKR Holdings may cause the Group Partnership to bring, on behalf of the Issuer or the Group Partnership or on behalf of any KKR Holdings Affiliated Person, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph.

(c)          Notwithstanding any provision of this Agreement to the contrary, this Section 3.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.8. In that case, this Section 3.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.8 shall be construed to omit such invalid or unenforceable provision.

Section 3.9         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

Section 3.10       Tax Treatment. To the extent this Agreement imposes obligations upon the Group Partnership or the Group Partnership General Partner, this Agreement shall be treated as part of the Group Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. The parties shall report any Exchange consummated hereunder (pursuant to which shares of Class A Common Stock are delivered pursuant to Section 2.1(a) or Section 2.1(b) hereof) as a taxable sale of Group Partnership Units by KKR Holdings or a KKR Holdings Affiliated Person to Group Partnership General Partner, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 3.11       Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

KKR & CO. INC.

By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: General Counsel and Secretary

KKR GROUP PARTNERSHIP L.P.

By: KKR Group Holdings Corp., its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR HOLDINGS L.P.

By: KKR Holdings GP Limited, its general partner

By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: Director

KKR GROUP HOLDINGS CORP.

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

EXHIBIT A

[FORM OF]
NOTICE OF EXCHANGE

KKR Group Partnership L.P.
KKR Group Holdings Corp.
KKR & Co. Inc.
KKR Holdings L.P.
9 West 57th Street, Suite 4200
New York, NY 10019

Reference is hereby made to the Third Amended and Restated Exchange Agreement (the “Exchange Agreement”), among KKR Group Partnership L.P., KKR Holdings L.P., KKR & Co. Inc. and KKR Group Holdings Corp. as amended from time to time, and to the First Amended and Restated Limited Partnership Agreement (the “Holdings LPA”) of KKR Holdings L.P., as amended from time to time.

The undersigned (the “Exchanging KKR Holdings Affiliated Person”) desires to exchange the number of units of KKR Holdings L.P. set forth on line B of the notice related hereto (the “Exchange Holdings Units”) for units of KKR Group Partnership L.P. (the “Exchange Group Partnership Units”) and to exchange such Exchange Group Partnership Units for shares of Class A Common Stock of KKR & Co. Inc. (“Class A Common Stock”) pursuant to an Exchange (as defined in the Exchange Agreement). Accordingly, the Exchanging KKR Holdings Affiliated Person hereby (i) gives notice to KKR Holdings L.P. of its election to transfer Exchange Holdings Units in exchange for Exchange Group Partnership Units pursuant to Section 9.2 of the Holdings LPA (the “Group Exchange”) and (ii) gives notice to KKR Group Partnership L.P. and KKR & Co. Inc. of its election to exchange such Exchange Group Partnership Units for shares of Class A Common Stock in an Exchange pursuant to Section 2.2 of the Exchange Agreement. The Exchanging KKR Holdings Affiliated Person acknowledges that the number of units of KKR Holdings L.P. to be exchanged pursuant to clause (i) in the preceding sentence shall be equal to the lesser of (x) the number of Exchange Holdings Units set forth on line B of the notice related hereto, (y) the number of Exchange Holdings Units that the general partner of KKR Holdings L.P. shall determine that the Exchanging KKR Holdings Affiliated Person is permitted to exchange pursuant to Section 9.2(b) of the Holdings LPA and (z) the number of Exchange Holdings Units corresponding to the number of units of KKR Group Partnership L.P. that the Exchanging KKR Holdings Affiliated Person is permitted to exchange taking into account any limitations imposed pursuant to Section 2.2(c) of the Exchange Agreement.

Pursuant to the foregoing, the Exchanging KKR Holdings Affiliated Person hereby (1) represents that such Exchange Holdings Units shall immediately prior to the Group Exchange be owned by it, (2) irrevocably constitutes and appoints any officer of the general partner of KKR Holdings L.P. as its attorney, with full power of substitution, to exchange the Exchange Holdings Units on the books of KKR Holdings L.P. for the Exchange Group Partnership Units on the books of KKR Group Partnership L.P., with full power of substitution in the premises and (3) irrevocably constitutes and appoints any officer of the general partner of KKR Group Partnership L.P. as its attorney, with full power of substitution, to exchange the Exchange Group Partnership Units on the books of KKR Group Partnership L.P. for shares of Class A Common Stock on the books of KKR & Co. Inc., with full power of substitution in the premises.